UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2003

	Exact name of registrant as specified in its charter		I.R.S.
Commission	and principal office address and telephone	State of	Employer
File Number	number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc. 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 1100 H Street, N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:     None

ITEM 5. OTHER EVENTS

WGL Holdings, Inc., (the Company), reported that it is raising its earnings guidance for the quarter ended March 31, 2003, to a range of $1.59 to $1.69 per average common share from its previous guidance range of $1.50 to $1.60 per average common share. The revised earnings guidance reflects assumptions for stronger than expected utility earnings, partially offset by lower than expected results from the Company’s unregulated retail energy marketing business, Washington Gas Energy Services, Inc. (WGES). Previous guidance for the fiscal year ended September 30, 2003, for WGL Holdings is affirmed in the range of $2.00 to $2.10 per average common share. This annual guidance assumes unregulated operations will incur a net loss of $0.01 to $0.03 per average common share.

The revised guidance for the quarter ended March 31, 2003, and the affirmation for the twelve months ended September 30, 2003, are based on actual weather through February 28, 2003, and assume normal weather during the remainder of the quarter and the fiscal year. The guidance reflects the Company’s assumptions regarding the resolution of pending regulatory proceedings and the absence of unusual or nonrecurring items. It also incorporates assumptions relating to natural gas prices for the month of March 2003 for the unregulated retail energy marketing segment based on near-term estimates at the market close on February 28, 2003, and for the remainder of the fiscal year.

Regulated utility earnings included in the consolidated guidance are estimated to range from $1.64 to $1.70 per average common share for the quarter ended March 31, 2003, based on weather that has been 20 percent colder than normal for the quarter through February 28, 2003.

Results for unregulated operations for the quarter ended March 31, 2003, are expected to range from a net loss of $0.05 to a net loss of $0.01 per average common share, primarily resulting from anticipated losses from the retail energy marketing segment. The colder than normal weather has caused WGES to make additional purchases of natural gas in the spot market to meet its commitments. The colder than normal weather also has caused dramatic increases to prices in the spot market. WGES, in certain instances, has had to make purchases above its retail selling price. WGES’s seasonal storage flexibility, combined with other hedges against high winter gas prices, has provided significant protection from the sustained cold weather. The timing and extent of this late-February / early-March price rise, however, are beyond the protection provided by the hedging strategies employed.

A continuation of relatively higher natural gas prices is likely to hurt gross margin levels and earnings per share for unregulated retail energy marketing in the third and fourth quarters of fiscal year 2003. Based on current estimates of natural gas prices for the remainder of fiscal year 2003 and assumptions for weather, the Company anticipates that all the effects mentioned above likely will cause the unregulated retail energy marketing segment to incur a net loss of $0.01 to $0.03 per average common share for fiscal year 2003. Actual results for unregulated retail energy marketing may differ materially from these estimates because of the volatility of natural gas prices and weather sensitive demand.

WGL Holdings is the parent company of Washington Gas Light Company, a natural gas utility that serves approximately 960,000 customers throughout metropolitan Washington, D.C. and the surrounding region.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date	March 13, 2003	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)